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MOVING IMAGE TECHNOLOGIES, INC.

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Dear Fellow Shareholders,
Fiscal 2021 was a transition year for Moving iMage Technologies (MiT). The cinema industry came to a halt due to COVID-19, which led to a significant decline in our revenues. However, we weathered the storm, supported our loyal employees, and used this time as an opportunity to improve our operations, expand our proprietary product portfolio, and strengthen our position for the future.
As we look back at the year, several positive developments make me optimistic about an industry recovery that began towards the end of fiscal 2021. The first is related to government grants. As part of the Care Act, non-publicly traded live event operators, including theater operators, can access over $16 billion in grants through the SBA. To date, this program, called the Shuttered Venue Operations Grant or SVOG, has provided over $11 billion in grants as of the writing of this letter, including over $2.5 billion to cinema operators. These grants can be used for anything from theater operations to payroll to upgrading or building new theaters — but the money must be spent within the next two years.
The second development is that theater operators are well aware of competition from other entertainment sources. As a result, they are pro-actively refurbishing, upgrading, and building new, modern theaters to enhance the overall movie-going experience significantly. These upgrades include adding amenities such as in-house bars and lounges, breweries, restaurants, and in-cinema dining. In fact, dine-in cinemas are among the fastest-growing parts of the industry, and we are very well-positioned with circuits such as Alamo Drafthouse, Star Cinema and Grill, and Flixx Brewhouse, to name just a few.
And finally, we were in the early stages of a technology upgrade cycle, especially for laser projectors and servers, when COVID hit. During the last upgrade cycle, we participated in 17,000 cinema screens, so we believe not only is that cycle re-starting, but there is a long runway ahead.
Our strategy to take advantage of these tailwinds has four pillars. The first is to shift our product mix towards higher-margin, proprietary products. We plan to develop, introduce or support disruptive technologies that add recurring revenue sources, including SaaS, services, and subscriptions. For example, we are very excited about the potential for our multi-language translation device and service. This disruptive offering brings multi-language, in-theatre captioning capabilities, including American Sign Language, to moviegoers through Augmented Reality glasses. The market here in North America alone is tremendous, with over 70 million non-English proficient speakers that may not have attended movies previously or for those that did, they can now have a significantly enhanced movie-viewing experience. Since this product meets all ADA requirements, it also opens up the opportunity for theaters to engage with consumers in those markets. Finally, we believe this product is internationally viable. For example, if the movie was not originally filmed in a local language, it could still be shown and translated into any language instead of voice-overs.
Another opportunity is our bundled solution for venue management called CineQC, which includes a recurring revenue SaaS platform, hardware, and services. This hosted software platform contains applications for quality assurance, theater operations, staff management, inventory control, back-office analytics, and remote access and control over auditorium systems. Like our translation offering, we believe this product is viable on an international basis.
The second pillar is leveraging our Caddy product line. Caddy designs and sells cupholders and other seating-based products and lighting systems. Caddy also has over 20 current patents. They are the market leader in cinema, stadiums, and arenas, and their customers include over 80% of MLB, NHL, NBA, and NFL stadiums. The opportunity consists of not only retrofitting millions of seats, but we have some interesting new digital advertising technology in development that we think can also disrupt the industry and materially expand Caddy’s addressable market. Finally, we believe Caddy will enable us to expand into stadiums and arenas to sell our proprietary products. For example, we believe our CineQC software can be transitioned, with minimal investment, to address a significant gap in stadium operations and management.
Our third pillar is international expansion. Over the next 12-24 months, we plan on targeting Europe, and longer-term, we see the potential for Asia and South America. Part of this opportunity is reliant on renewing the relationships we built before Covid. The other is offering our internationally viable products like the multi-language translator solution and CineQC.
And the fourth pillar is M&A. There are three main areas we are targeting for mergers and acquisitions. The first is consolidating industry technology equipment providers and broadening our offerings. The second is acquiring strategic products and services with recurring revenue streams such as SaaS or other subscription-type offerings to enhance our portfolio and provide higher value to our customers. And finally, we will look at companies that could enhance or add to our customer relationships.
As you can see, we have numerous opportunities for growth, both market-driven and MiT specific, and I believe we are well-positioned to capitalize.
I want to thank our dedicated employees. Without them, we would not be in what I believe is the strongest position we’ve ever been in as a company from an operational, financial, product, and competitive perspective. In conclusion, I’m excited about our strong growth prospects and look forward to what the future brings! Thank you for your continued support.

January 31, 2022	Phil Rafnson President and Chief Executive Officer

Moving iMage Technologies, Inc.
17760 Newhope Street
Fountain Valley, California 92708
January 31, 2022
To the Stockholders of Moving iMage Technologies, Inc.:
You are cordially invited to attend the annual meeting of stockholders of Moving iMage Technologies Inc. to be held on Thursday, February 24, 2022, at 10:00 a.m. at our offices at 17760 Newhope Street, Suite B, Fountain Valley, California, 92708.
At the annual meeting, you will be asked to consider and act upon the following matters:
1.
To elect five directors;

2.
To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2022;

3.
To approve an amendment to the Moving iMage Technologies 2019 Omnibus Incentive Plan increasing the number of shares issuable under the plan from 750,000 to 1.5 million: and

4,
To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on January 24, 2022 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.
By order of the Board of Directors,
Phil Rafnson
President and Chief Executive Officer
Please mark, sign and date the enclosed proxy card and
return it promptly in the enclosed self-addressed, stamped envelope.
To vote via the Internet or telephone:
http://www.vstocktransfer.com/proxy
Phone: 1-800-690-6903
Click on Proxy Voter Login and log-on using your control number
Vote by mail:
Mark, sign and date your proxy card and return it in the envelope provided.
Vote by Email:
Mark, sign and date your proxy card and return it to vote@vstocktransfer.com.
Vote by Fax:
Mark, sign and date your proxy card and return it to 646-536-3179.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Moving iMage Technologies, Inc.
17760 Newhope Street
Fountain Valley, California 92708
PROXY STATEMENT
General Information
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Moving iMage Technologies, Inc. a Delaware corporation (the “Company,” “we,” “our” or “us”), of proxies to be voted at our Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”) and at any adjournment or postponement of the Meeting. The Annual Meeting will take place on Thursday February 24, 2022 beginning at 10:00 a.m., Pacific Time, at our offices at 17760 Newhope Street, Suite B, Fountain Valley, California, 92708.
This Proxy Statement, the Notice of Annual Meeting, our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 and accompanying proxy are being furnished to holders of our common stock, par value $0.00001 per share (“Common Stock”), on or about January 31, 2022. Web links and addresses contained in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.
Frequently Asked Questions About the Annual Meeting and Voting
1.
Who is entitled to vote at the Annual Meeting?

Holders of our Common Stock as of January 24, 2022 (the “Record Date”) are entitled to receive the Notice of Annual Meeting and to vote their shares at the Meeting. Holders of our Common Stock on the Record Date are entitled to one vote for each share held of record on the Record Date.
2.
How many shares of Common Stock are “outstanding”?

As of January 24, 2022, there were 10,636,278 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.
3.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with our transfer agent, VStock Transfer, LLC., you are the “stockholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying materials have been provided directly to you by Moving iMage Technologies, Inc.
If your shares are held through a broker, bank or other holder of record, you hold your shares in “street name” and are considered the “beneficial owner” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet. Absent instructions from you, under applicable regulatory requirements, your broker may vote your shares on the ratification of the appointment of our independent registered public accounting firm for fiscal 2022 but may not vote your shares on the election of directors or any of the other proposals to be voted on at the Annual Meeting.
4.
How do I vote?

You may vote using any of the following methods:
By mail
Complete, sign and date the accompanying proxy or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

By telephone or on the Internet
Moving iMage Technologies, Inc has established telephone and Internet voting procedures for stockholders of record. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m., Eastern Time, on February 23, 2022.
The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive.
If you vote by telephone or on the Internet, you do not have to return your proxy or voting instruction card.
Telephone.    You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.
Internet.    The website for internet voting is http://www.vstocktransfer.com/proxy. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.
Your vote is important. Please complete your proxy card promptly to ensure that your vote is received timely.
5.
What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:
•
giving written notice to the Corporate Secretary of the Company;

•
delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

•
voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.
6.
How will your proxy vote your shares?

Your proxy will vote according to your instructions. If you vote by mail and complete, sign, and return the proxy card provided by us but do not indicate your vote, your proxy will vote “FOR” each of the director nominees, “FOR” ratification of the appointment of CohnReznick LLP. as our independent registered public accounting firm for the fiscal year ending June 30, 2022, and “FOR” the amendment to our 2019 Ominbus Incentive Plan increasing the number of shares issuable under the plan to 1,500,000, which votes represent the recommendations of the Board with respect to such matters. The Board does not intend to bring any other matter for a vote at the Annual Meeting, and neither we nor the Board know of anyone else who intends to do so. However, on any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf using their best judgment.
7.
Where can you find the voting results?

We intend to announce the preliminary voting results at the Annual Meeting and will publish the final results in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (“SEC”) no later than four business days following the Annual Meeting. If the final voting results are unavailable in time to file a current report on Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose the preliminary results and, within four business days after the final results are known, will file an additional current report on Form 8-K with the SEC to disclose the final voting results.
8.
What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).
If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of CohnReznick LLP. as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors, the amendment to the 2019 Omnibus Incentive Plan, or any other proposal, in which case a broker non-vote will occur and your shares will not be voted on these matters.
9.
What is a quorum for the Annual Meeting?

The presence of the holders of shares of Common Stock representing 5,318,140 votes, a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.
10.
What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Election of Directors
Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. This means that the five persons receiving the highest number of affirmative “FOR” votes at the Annual Meeting will be elected. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” a director nominee.
Ratification of CohnReznick LLP as our independent registered public accounting firm
The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the ratification of CohnReznick LLP as our independent registered public accounting firm. Abstentions are not counted as votes “FOR” this proposal but will be counted as votes “AGAINST” this proposal.
Approval of the amendment to our 2019 Omnibus Incentive Plan
The votes cast “FOR” must exceed the votes cast “AGAINST” to approve the amendment to our 2019 Omnibus Incentive Plan. Broker non-votes and abstentions are not counted as votes “FOR” or “AGAINST” this proposal.
11.
How will my shares be voted at the Annual Meeting?

At the Meeting, the persons named in the proxy card or, if applicable, their substitutes, will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:
•
FOR the election of each of the director nominees named in this Proxy Statement;

•
FOR ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2022; and

•
FOR the approval of the amendment to our 2019 Omnibus Incentive Plan increasing the number of shares issuable under the plan from 750,000 to 1.5 million.

12.
Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we did not know of any matters to be presented at the Annual Meeting, other than those referred to in this Proxy Statement.
If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the individuals named as proxies on the enclosed proxy card will have the discretion to vote on your behalf.
13.
Who will pay for the cost of the Annual Meeting and this proxy solicitation?

The Company will pay the costs associated with the Annual Meeting and solicitation of proxies, including the costs of transmitting the proxy materials. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy materials to their principals, and we will reimburse them for their expenses. We have retained Broadridge Issuer Corporate Solutions, Inc. to assist in the mailing, collection and administration of proxies. We have not retained a soliciting agent to assist in the solicitation of proxies.
14.
Do the Executive Officers and Directors have any interest in the matters to be decided at this Annual Meeting?

None of the Company’s executive officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting, except with respect to each director, to the extent that a director is named as a nominee for election to the Board of Directors and that executive officers and directors are eligible to receive awards under the company’s 2019 Omnibus Incentive Plan.
15.
What is “Householding”?

“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in “street name,” your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

MATTERS TO COME BEFORE THE ANNUAL MEETING
PROPOSAL ONE
Election of Directors
Nominees
At the Annual Meeting, five directors, who have been nominated by the Nominating and Governance Committee of the Board of Directors, are to be elected, each to hold office (subject to our By-Laws) until the next annual meeting and until his or her successor has been elected and qualified. All of the nominees for director currently serve as directors.
Each nominee has consented to being named as a nominee in this proxy statement and to serve if elected. If any nominee listed in the table below should become unavailable for any reason, which the Board of Directors does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting, or, if no substitute is selected by the Board of Directors prior to or at the Annual Meeting, for a motion to reduce the membership of the Board of Directors to the number of nominees available. The five nominees receiving the highest number of affirmative “for” votes at the Annual Meeting will be elected. The information concerning the nominees and their security holdings has been furnished by them to us.
Directors are nominated by our Board of Directors, based on the recommendations of the Nominating Committee. As discussed elsewhere in this proxy statement, in evaluating director nominees, the Nominating Committee considers characteristics that include, among others, integrity, business experience, financial acumen, leadership abilities, familiarity with our businesses and businesses similar or analogous to ours, and the extent to which a candidate’s knowledge, skills, background and experience are already represented by other members of our Board of Directors.
The following table sets forth the names and ages of our director nominees:
Name	Age	Title
Phil Rafnson	74	President, Chief Executive Officer and Chairman of the Board
Bevan Wright	52	Executive Vice President, Operations and Director
Katherine D. Crothall, Ph.D.	72	Director
John C. Stiska	79	Director
Scott Anderson	67	Director
Listed below are our director nominees’ biographies.
Phil Rafnson has been our Chairman of the Board since the company’s founding in 2003 and became President and Chief Executive Officer in January 2021. Mr. Rafnson has been a major participant in the cinema equipment business for over 30 years going from a sound engineer for RCA Service Co. to National Sales Manager for Xetron Inc., to President and owner of Media Technology Source (MTS), one of the largest global cinema equipment distribution companies until he sold MTS in 1999. He has served as Board member of the International Theatre Equipment Association for 12 years and Officer and President of that association for more than 4 years. Mr. Rafnson’s experience in the cinema equipment industry qualifies him to serve on our board of directors.
Bevan Wright is a Company founding partner and has been our Executive Vice President, Operations since the Company’s founding in 2003. In the industry since 1985, Bevan spent ten years as Cinema Systems Product and Engineering Manager at Christie Digital Systems, directing product development and engineering support for all cinema product lines, managing the product lines to develop and bring to market fully-integrated solutions for cinema exhibitors. The previous nine years he held engineering and operations positions at Christie, United Artists, and with other cinema exhibitors. Mr. Wright has over 34 years of experience in the cinema industry in varying positions from operations to technical services and he holds a Bachelors of Science degree in Mechanical Engineering from Arizona State University, and two patents in cinema projection technology. Mr. Wright’s experience in the cinema equipment industry qualifies him to serve on our board of directors.
Katherine D. Crothall, Ph.D. became a Director in July 2021. Ms. Crothall has been the Chairman, Chief Executive Officer and President of Aspire Bariatrics, Inc. (“Aspire”) since November 2010. Prior to Aspire, Dr. Crothall served as a Principal of Liberty Venture Partners, Inc. from 2006 to November 2010. Prior to Liberty, she founded Animas Corporation in 1996 and served as its Chairman, President, Chief Executive Officer, led its $69 million IPO in 2004, and sold it to Johnson and Johnson in 2006. From October 1988 to September 1993, Dr. Crothall served as President and Chief Executive Officer of Luxar Corporation, which she founded in 1988, sold and manufactured CO2 lasers for cosmetic, oral, surgical, dental, dermatological and surgical applications. Dr. Crothall founded Laakmann Electro-Optics, which manufactured and marketed CO2 lasers and was sold to Johnson & Johnson in 1981. She was employed as an engineer at Hughes Aircraft from 1971 to 1978. She has been an Independent Director of Valeritas Holdings, Inc. since October 10, 2016. Dr. Crothall is a director of Adhezion BioMedical and a former Director of Xanitos, Inc. She served as a former Director of Othera Pharmaceuticals Inc., Intact Vascular, Inc., and Lungpacer, Inc. Dr. Crothall served as a Director of Animas Corp. since 1996 until its sale to J&J in 2006. She holds over 20 patents and is the recipient of several awards including the Ernst & Young Entrepreneur of the Year Award in 2003 and the Greater Philadelphia Raymond Rafferty Entrepreneurial Excellence Award in 2004. She has authored numerous technical papers and has given numerous papers at scientific/medical symposiums. Dr. Crothall holds a B.S. in Electrical Engineering from the University of Pennsylvania and Master of Science and a Ph.D. in Electrical Engineering from the University of Southern California. Dr. Crothall’s extensive experience in public company finance and acquisition experience qualifies her to serve on our board of directors.
John C. Stiska became a Director in July 2021. Since 2005, Mr. Stiska has been the principal of Regent Partners, a merchant banking firm, and was a Senior Advisor to Agility Capital, LLC, a venture lending fund from 2007 to 2013; prior to that he was Chairman of Commercial Bridge Capital, LLC, also a venture lending fund. Over the past two decades, John Stiska has served as a CEO, Chairman, Director and investor in more than thirty private and public companies. Underlying his extensive, twenty-year business leadership and development experience, and service on numerous Boards of Directors, John was a practicing Corporate and Securities partner at Brobeck, Phleger & Harrison, and of Counsel at Latham & Watkins. He also taught Securities Regulation as an Adjunct Professor of Law at the University of San Diego School of Law. He started his career and became a partner at Luce, Forward, Hamilton & Scripps, before being one of the founding partners of Aylward, Kintz, Stiska, Wassenaar and Shannahan, which merged into and became the San Diego Office of the Brobeck Firm, shortly after which time he joined Intermark, Inc. as President, and subsequently took Intermark, Inc. and its majority owned company Triton Group Ltd through an extensive Chapter 7 reorganization and refinancing, emerging as a successfully restructured public company, Triton Group Ltd. Mr. Stiska received a B.A. in Accounting, BBA, in 1965 and a J.D. from the University of Wisconsin in 1970. Mr. Stiska’s extensive experience in public company finance and related corporate matters qualifies him to serve on our board of directors.
Scott Lloyd Anderson, J.D., CPA became a Director in July 2021. Mr. Anderson practiced with KPMG as a tax CPA in the early 1980s and since 1983 has practiced as an attorney representing businesses and their respective owners. Mr. Anderson was a shareholder for 35 years and is now “of counsel” at the law firm of Fabyanske, Westra, Hart & Thomson, P.A., which he joined in 1985. Mr. Anderson was on the board of directors of the firm from 1988 through 2014 and was elected president of the firm over four different time frames. Over the last 30 years, Mr. Anderson has structured, negotiated and closed over 200 merger and acquisition transactions of privately held companies ranging in transaction value from a few million to over a billion dollars. Mr. Anderson has been on the board of directors of various construction companies and is a principal owner, director and officer of a safety engineering company, a small investment company and a small oil and gas company. Mr. Anderson also assisted with the initial organization of the Company in 2003. Mr. Anderson has a B.A. in Business Administration from Augsburg University located in Minneapolis, Minnesota and a J.D. from William Mitchell College of Law located in St. Paul, Minnesota. Mr. Anderson also taught accounting and business law at Augsburg University. Mr. Anderson’s extensive experience in finance and acquisition transactions and prior accounting experience qualifies him to serve on our board of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE
Information Concerning the Board of Directors
Board Leadership Structure and Risk Oversight
Our board of directors does not have a policy on whether or not the role of the Chief Executive Officer and Chairman should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Currently, we operate with Mr. Rafnson serving as our Chairman and our Chief Executive Officer. We currently believe that Mr. Rafnson serving in both capacities best serves the Company and suits the talents, expertise and experience that Mr. Rafnson brings to the Company.
The Board of Directors as a whole is responsible for consideration and oversight of the risks we face and is responsible for ensuring that material risks are identified and managed appropriately. Certain risks are overseen by committees of the Board of Directors and these committees make reports to the full Board of Directors, including reports on noteworthy risk-management issues. Members of the Company’s senior management team regularly report to the full Board about their areas of responsibility and a component of these reports is the risks within their areas of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risks is conducted as needed or as requested by the Board or one of its committees.
Board Independence
We are listed on the NYSE American and accordingly, we have applied the listing standards of the NYSE American in determining the “independence” of the members of our Board of Directors. Based on the listing standards of the NYSE American and after reviewing the relationships with members of our Board, our Board of Directors has determined that Katherine D. Crothall, Ph.D., John C. Stiska, Scott Lloyd Anderson qualify as independent directors within the meaning of NYSE American Rule 803A(2). The nominating and governance committee reviews with the Board at least annually the qualifications of new and existing Board members, considering the level of independence of individual members, together with such other factors as the Board may deem appropriate, including overall skills and experience. The Nominating and Governance Committee also evaluates the composition of the Board as a whole and each of its committees to ensure the Company’s on-going compliance with NYSE American Rule 803A(2).
Director Compensation
Directors who are also our employees will not receive any additional compensation for their service on our board of directors. Non-employee directors are entitled to receive compensation for serving as directors and may receive option grants from the Company. None of our non-employee directors received any compensation for the year ended June 30, 2021.
Going forward, our board of directors believes that attracting and retaining qualified non-employee directors will be critical to the future value growth and governance of our Company. Our board of directors also believes that a significant portion of the total compensation package for our non-employee directors should be equity-based to align the interest of these directors with our stockholders. On July 7, 2021, the effective date of our initial public offering (“IPO”), each of our non-management directors were granted options to purchase 50,000 shares of Common Stock at a per share exercise price of $3.00. The options vest over a one year period of time.
Board and Committee Meetings
All of our independent directors were appointed and the Board committees were established after our 2021 fiscal year end in connection with our IPO. During fiscal 2021, prior to becoming a public company, our Board held no meetings. The Company’s policy is to encourage, but not require, Board members to attend annual member meetings.
Committees and Membership
We maintain the following committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each committee is comprised entirely of directors who are “independent” within the meaning of NYSE American Rule 803A(2). Each committee acts pursuant to a separate written charter, and each such charter has been adopted and approved by the Board of Directors. Copies of the committee charters are available on our website at movingimagetech.com under the heading “Investor Relations.”
Audit Committee
John C. Stiska, Katherine D. Crothall, Ph.D. and Scott Lloyd Anderson serve on the Audit Committee, which is chaired by John C. Stiska. Our board of directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and NYSE, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated John C. Stiska as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:
•
appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•
pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•
reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•
coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•
recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•
monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•
preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•
reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•
reviewing quarterly earnings releases.

Since the members of the Audit Committee were appointed in connection with our IPO, which closed on July 7, 2021, the Audit Committee held no meetings during the fiscal year ended June 30, 2021. The Audit Committee has held two meetings subsequent to June 30, 2021 through January 15, 2022.
Compensation Committee
John C. Stiska, Katherine D. Crothall, Ph.D. and Scott Lloyd Anderson serve on the Compensation Committee, which is chaired by Katherine D. Crothall, Ph.D. Our board of directors has determined that each member of the Compensation Committee is “independent” as defined in the applicable NYSE American rules. The Compensation Committee’s responsibilities include:
•
annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•
evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our Chief Executive Officer, and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;

•
reviewing and recommending to the board of directors the cash compensation of our other executive officers;

•
reviewing and establishing our overall management compensation, philosophy and policy;

•
overseeing and administering our compensation and similar plans;

•
reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable NYSE American rules;

•
retaining and approving the compensation of any compensation advisors;

•
reviewing and approving our policies and procedures for the grant of equity-based awards;

•
reviewing and recommending to the board of directors the compensation of our directors; and

•
preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement.

None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.
Since the members of the Audit Committee were appointed in connection with our IPO, which closed on July 7, 2021, the Compensation Committee held no meetings during fiscal year ended June 30, 2021.
Nominating and Corporate Governance Committee
John C. Stiska, Katherine D. Crothall, Ph.D. and Scott Lloyd Anderson serve on the Nominating and Governance Committee, which is chaired by Scott Lloyd Anderson. Our board of directors has determined that each member of the Nominating and Governance Committee is “independent” as defined in the applicable NYSE American rules. The Nominating and Governance Committee’s responsibilities include:
•
developing and recommending to the board of directors’ criteria for board and committee membership;

•
establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•
reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•
identifying individuals qualified to become members of the board of directors;

•
recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•
reviewing and recommending to the board of directors appropriate corporate governance guidelines; and

•
overseeing the evaluation of our board of directors.

The Director Nomination Process
The Nominating and Governance Committee considers nominees from all sources, including stockholders. The Nominating and Governance Committee has the authority to lead the search for individuals qualified to become members of the Company’s Board of Directors and to select or recommend to the Board of Directors director nominees to be presented for stockholder approval. The Nominating and Governance Committee may use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.
The Board of Directors will consist of a majority of directors who (i) qualify as “independent” directors within the meaning of the listing standards of the NYSE American, as the same may be amended from time to time; and (ii) are affirmatively determined by the Board to have no material relationship with the Company, its parents or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, its parents or its subsidiaries). The Nominating and Governance Committee reviews with the Board the qualifications of new and existing Board members, considering the level of independence of individual members, together with such other factors as the Board may deem appropriate, including overall skills and experience. Our Board has determined not to establish term limits with regard to service on the Board in the belief that continuity of service and the past contributions of Board members who have developed an in-depth understanding of the Company and its business over time bring a seasoned approach to the Company’s governance. The Nominating and Governance Committee will select individuals who have high personal and professional integrity, have demonstrated ability and sound judgment, and are effective, in conjunction with other director nominees, in collectively serving the long-term interests of our stockholders, together with such other factors as the Board may deem appropriate, including overall skills and experience.
Although the Company does not have a policy regarding diversity, the value of diversity on the Board of Directors is considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. The Nominating and Governance Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board. The Nominating and Governance Committee will recommend to the Board nominees as appropriate based on these principles.
Director Nominees by Stockholders.   Director nominees provided by stockholders to the Nominating and Governance Committee are evaluated by the same criteria used to evaluate potential nominees from other sources. When making a recommendation for a Board nominee to be evaluated by the Nominating and Governance Committee, stockholders should include all information about the candidate that is required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. The written recommendation should be sent to the Corporate Secretary of the Company accompanied by the candidate’s written consent to be named in a proxy statement as a nominee, if recommended by the Nominating and Governance Committee and nominated by the Board, and to serve as a director if appointed or elected. Additional information about the candidate may be requested by the Nominating and Governance Committee from time to time, either from the recommended person or from the recommending shareholder.
Submission for Consideration at Annual Meeting.   The Company’s bylaws provide that stockholders may nominate directors for consideration at an annual meeting provided they comply with the notice procedures set forth in the bylaws, which are further described in this proxy statement under “Stockholder Proposals.” Nominations made by stockholders in this manner are eligible to be presented by the stockholder at the meeting, but such nominees will not have been considered by the Nominating and Governance Committee as a nominee to be potentially supported by the Company.
Stockholder Communications
Any stockholder who desires to contact any of our Directors can write to Moving iMage Technologies, Inc., 17760 Newhope Street, Fountain Valley, CA 92708 Attention: Stockholder Relations. Your letter should indicate that you are a Moving iMage Technologies, Inc stockholder. Depending on the subject matter, our stockholder relations personnel will:
•
forward the communication to the Director(s) to whom it is addressed;

•
forward the communication to the appropriate management personnel; and

•
not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Code of Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions. A current copy of this code is posted on the Corporate Governance section under “Investor Relations” of our website, which is located at www.movingimagetech.com.
Upon written request to our corporate secretary, we will provide you with a copy of our code of ethics, without cost.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
There are no delinquent Section 16(a) reports since the Company became subject to the Exchange Act on July 7, 2021, after its 2021 fiscal year end.

Information Concerning Executive Officers
The following table sets forth the names, ages and titles of our executive officers:
Name	Age	Title
Executive Officers and Directors:
Phil Rafnson	74	President, Chief Executive Officer and Chairman of the Board
Jose Delgado	58	Executive Vice President, Sales and Marketing
Bevan Wright	52	Executive Vice President, Operations
Michael Sherman	59	Chief Financial Officer
Phil Rafnson has been our Chairman of the Board since the company’s founding in 2003 and became President and Chief Executive Officer in January 2021. Mr. Rafnson has been a major participant in the cinema equipment business for over 30 years going from a sound engineer for RCA Service Co. to National Sales Manager for Xetron Inc., to President and owner of Media Technology Source (MTS), one of the largest global cinema equipment distribution companies until he sold MTS in 1999. He has served as Board member of the International Theatre Equipment Association for 12 years and Officer and President of that association for more than 4 years.
Jose Delgado has been our Executive Vice President, Sales and Marketing since the company’s founding in 2003. Prior to joining MiT, Mr. Delgado spent 15 years at Christie Digital Systems in increasing positions of responsibility, as National Sales Manager, Director of Sales, and Vice President of Sales. During his tenure he increased by 10-fold the cinema presentation product sales of Christie, helping the company become a major force in the cinema industry. Previously he held various positions at JVC, including Sales Representative for video products for the Los Angeles and Las Vegas markets.
Bevan Wright is a Company founding partner and has been our Executive Vice President, Operations since the Company’s founding in 2003. In the industry since 1985, Bevan spent 10 years as Cinema Systems Product and Engineering Manager at Christie Digital Systems, directing product development and engineering support for all cinema product lines, managing the product lines to develop and bring to market fully-integrated solutions for cinema exhibitors. The previous 9 years he held engineering and operations positions at Christie, United Artists, and with other cinema exhibitors. Mr. Wright has over 34 years of experience in the cinema industry in varying positions from operations to technical services and he holds a Bachelors of Science degree in Mechanical Engineering from Arizona State University, and two patents in cinema projection technology.
Michael Sherman, C.P.A., has been our Chief Financial Officer since July 2021 and was previously our Interim Chief Financial Officer since July 2018. A senior financial professional for over 25 years, Mr. Sherman has held executive finance positions within a range of companies, both public and private. Prior to joining MiT, Mr. Sherman was a Finance and Accounting Consultant primarily providing acquisition and other transactional services to companies in the Telecom and Manufacturing industries. At EBSCO Industries, he acted as Corporate Controller and Warehouse Director, while leading the financial integration and on-boarding of the acquisition of an online stand-up desk company in Waukegan, Illinois. At FDH Velocitel, he was responsible for finance and accounting integration aspects of the acquisition of FDH in Raleigh, North Carolina. At Mitsubishi Automation, as acting Corporate Controller, he was responsible for their $300 million Annual Operating Plan for North and South America, while overseeing all finance functions. Prior to consulting, he was Associate Vice President  —  Accounting for TCS Education System, where he was responsible for overall system accounting, the acquisitions of the Santa Barbara and Ventura Colleges of Law, as well as preparation and submission of the company’s IRS form 990 for 11 legal entities. Prior to that, he held a senior management position of Global Vice President of Finance with Liquid Controls Group, an operating group of IDEX, where he was responsible for 7 entities in 5 Countries. While there, he also led the acquisition of TopTech Systems in Florida and Faure Herman in France. Prior to IDEX, he was Vice President Finance for KaVo Dental, a Division of Danaher, where he was responsible for all aspects of Finance and Accounting. A former Public Accounting C.P.A. with Coopers & Lybrand for 6 years, where he provided audit, accounting, and business advisory services to a portfolio of clients engaged in the manufacturing and distribution sectors, he holds a bachelor degree in Accountancy from Northern Illinois University.
Family Relationships
There are no family relationships among any of our executive officers or directors.
Executive Compensation
Compensation of Named Executive Officers
The summary compensation table below shows certain compensation information for services rendered in all capacities for the fiscal years ended June 30, 2021 and 2020. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Glenn Sherman(1) ...................... Former President and Chief Executive Officer	2021	$46,440	—	—	—	—	—	$46,440
	2020	$112,913	—	—	—	—	—	$112,913
Philip Rafnson(1) ....................... President and Chief Executive Officer	2021	$39,000	$25,000	—	—	—	—	$64,000
	2020	—	—	—	—	—	—	—
Jose Delgado............................. Executive Vice President, Sales and Marketing	2021	$161,135	—	—	—	—	—	$161,135
	2020	$195,058	—	—	—	—	—	$195,058
Bevan Wright............................ Executive Vice President, Operations	2021	$152,654	—	—	—	—	—	$152,654
	2020	$195,058	—	—	—	—	—	$195,058
Michael Sherman...................... Chief Financial Officer(2)	2021	$146,000	—	—	—	—	—	$146,000
	2020	$178,000	—	—	—	—	—	$178,000

(1)
Glenn Sherman stepped down as President and Chief Executive Officer in January 2021. In February 2021, Mr. Rafnson assumed this position.

(2)
Effective August 1, 2018, Michael Sherman was appointed Interim Chief Financial Officer at an annual salary of $208,000. Mr. Sherman was appointed Chief Financial Officer on July 12, 2021.

Employment Agreements
We currently do not maintain any employment, severance or change in control agreements with our named executive officers. In addition, our named executive officers are not entitled to any payments or other benefits in connection with a termination of employment or a change in control.
Executive Compensation Policies as They Relate to Risk Management
The Compensation Committee and management have considered whether our compensation policies might encourage inappropriate risk taking by the Company’s executive officers and other employees. The Compensation Committee has determined that the current compensation structure aligns the interests of the executive officers with those of the Company without providing rewards for excessive risk taking by awarding a mix of fixed and performance based or discretionary bonuses with the performance-based compensation focused on profits as opposed to revenue growth.

The Compensation Committee working with management adopts a plan each year intended to award members of our management including executive officers for meeting or exceeding targeted goals. The Committee believes the amounts to be paid to Messrs. Rafnson, Delgado, Wright and Sherman for services rendered in fiscal year 2021 are appropriate in light of our financial performance despite the difficulties encountered as a result of disruptions caused to our business by the Covid-19 pandemic.
Outstanding Equity Awards at Fiscal Year End Table
We made no equity awards to our named executive officers during the year ended June 30, 2021 and there were no equity awards outstanding for any named executive officer as of June 30, 2021.
Equity Incentive Plans
2019 Incentive Stock Plan
We have adopted a 2019 Omnibus Incentive Stock Plan (the “Plan”). An aggregate of 750,000 shares of our common stock are reserved for issuance and available for awards under the Plan, including incentive stock options granted under the Plan. The Plan administrator may grant awards to any employee, director, consultant or other person providing services to us or our affiliates.
The Plan shall be initially administered by the Board. The Plan administrator has the authority to determine, within the limits of the express provisions of the Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Board may at any time amend or terminate the Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the Plan without the consent of the recipient. No awards may be made under the Plan after the tenth anniversary of its effective date.
Awards under the Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted stock Units, performance share or Unit awards, other stock-based awards and cash-based incentive awards.
We adopted the Plan to provide a means by which employees, directors, and consultants of our Company and those of our subsidiaries and other designated affiliates, which we refer to together as our affiliates, may be given an opportunity to purchase our common stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success and the success of our affiliates.
Transactions with Related Persons
All amounts due to Caddy by the Company further to the acquisition of Caddy are personally guaranteed by Phil Rafnson, our Chairman of the Board. In July 2021, the Company provided a discretionary $50,000 payment to the Company’s CEO and Chairman of the Board of Directors in relation to these personal guarantees provided in conjunction with financing Company debt.
In October 2019, the Company executed a loan agreement with an unaffiliated lender to provide a $1.0 million asset-based bridge loan to be used for working capital purposes. Funds borrowed bear interest at 13% per annum and are due and payable one year from the origination date of the loan. The loan is secured by all assets of the Company and is personally guaranteed by Phil Rafnson, our Chairman of the Board. Sound Management Investors, LLC, an entity controlled by Mr. Rafnson, has pledged all shares of the Company held by it as further security for the repayment of such loan. In July 2021, 100% of the outstanding balance, plus accrued interest, was paid off in full. In conjunction, all security interests have been terminated.
In July 2020, Glenn Sherman, our former President, purchased 97,334 shares of Acquisition Co. at $1.50 per share.
We have agreed to indemnify, defend and hold harmless the members of Moving iMage Technologies LLC from any taxes which may at any time be asserted with respect to the Share Exchange implemented in connection with our IPO.

There are no transactions currently proposed by us in which a related party has a direct or indirect financial interest in which the amount involved exceeds $120,000.
Policies and Procedures Regarding Related Party Transactions
Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee will be tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of any related party transactions policy.
A “related person” means:
•
any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•
any person who is known by us to be the beneficial owner of more than 5% of our Common Stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Common Stock; or

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding beneficial ownership of our capital stock by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

•
each of our named executive officers;

•
each of our directors and director nominees; and

•
all of our current executive officers, directors and director nominees as a group.

Applicable percentage ownership is based on 10,636,278 shares of Common Stock outstanding at January 24, 2022.
The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date.

Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our Common Stock listed below have sole voting and investment power with respect to the shares shown.
Unless otherwise noted below, the address of each person listed on the table is c/o Moving iMage Technologies, Inc., 17760 Newhope Street, Fountain Valley, CA 92708.
	Shares Beneficially Owned
Name of Beneficial Owner	Shares	%
Named Executive Officers and Directors
Phil Rafnson(1)	2,033,128	19.1%
Bevan Wright	590,630	5.6%
Jose Delgado	511,503	4.8%
Michael Sherman	—	*
Katherine D. Crothall, Ph.D.	—	*
John C. Stiska	—	*
Scott Anderson	—	*
All executive officers, directors as a group (10 persons)	3,135,261	29.5%

*
Less than 1%

(1)
Represents shares held by Sound Management Investors, LLC, an entity wholly-owned and controlled by Mr. Rafnson.

Audit Committee Report to Stockholders
Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board of Directors submits the following report:
The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent within the meaning of NYSE MKT Rule 803A(2). The Audit Committee operates under a written charter approved by the Board of Directors.
Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.
In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the June 30, 2021 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards Update No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent registered public accounting firm’s independence from the Company and its management.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal 2021 filed with the SEC.
The Audit Committee also has appointed, subject to stockholder ratification, CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022.
Respectfully submitted,
THE AUDIT COMMITTEE
John C. Stiska, Chair
Katherine D. Crothall, Ph.D
Scott Lloyd Anderson
The Report of the Audit Committee should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report of the Audit Committee therein by reference.

PROPOSAL TWO
Independent Registered Public Accounting Firm
The Audit Committee has appointed CohnReznick LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending June 30, 2022. CohnReznikc LLP does not expect to have a representative present at the Annual Meeting.
We are asking our stockholders to ratify the selection of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2022. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of CohnReznick LLP to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Prior to July 7, 2021 we were not a public company and as such the Audit Committee did not pre-approve the engagement of CohnReznick LLP for all audit and permissible non-audit services. Subsequent to July 7, 2021, as required by our Audit Committee charter, our Audit Committee has pre-approved the engagement of CohnReznick LLP for all audit and permissible non-audit services. The Audit Committee will annually review the audit and permissible non-audit services performed by our principal accounting firm and will review and approve the fees charged by our principal accounting firm. The Audit Committee has considered the role of CohnReznick LLP in providing audit services and other permissible non-audit services to us and has concluded that the provision of such services, if any, was compatible with the maintenance of such firm’s independence in the conduct of its auditing functions.
The following table provides information regarding the fees billed to us by CohnReznick in the fiscal years ended June 30, 2021 and 2020. All fees described below were approved by the Board:
	For the fiscal years ended June 30
	2021	2020
Audit Fees(1)	$243,976	$290,783
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees:	$243,976	$290,783

(1)
Audit fees includes fees associated with the annual audits of our financial statements, quarterly reviews of our financial statements, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

The proposal to ratify the Audit Committee’s selection of CohnReznick LLP. as our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the outstanding shares of common stock cast in person or by proxy.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL TWO

PROPOSAL THREE
Approval of Amendment to the Moving iMage Technologies 2019 Omnibus Incentive Plan
In 2019, our board adopted the Moving iMage Technologies 2019 Omnibus Incentive Plan (“Plan”), which became effective in connection with our IPO, on July 7, 2021. We are proposing an amendment to the Plan to our stockholders for their approval so that shares issuable under the Plan will be increased from 750,000 to 1,500,000.
The Company operates in a competitive market. A particularly competitive area of the Company’s business is attracting and retaining talented employees (including executives, engineers, sales and support personnel and others). In order to effectively compete in today’s market for qualified employees, the Company must compensate employees with stock-based compensation and align their interests with those of the shareholders. In addition, the Company has been exploring acquisition opportunities. Although no current opportunity is at hand, the Company will need the flexibility to offer employees of businesses which may be acquired by us equity incentives to induce them to become employees of MIT.
It is imperative that the Company continue to attract and retain the quality and quantity of employees in order to continue its growth and effect its business plan. If unable to do this, the Company will be at a significant competitive disadvantage in the marketplace and shareholder value could be adversely impacted. For these reasons, we are requesting that the stockholders approve the increase in number of shares issuable under the Plan.
The Board of Directors recommends voting “FOR” Proposal 3.
The Plan currently reserves 750,000 shares of our Common Stock for issuance in accordance with the Plan’s terms. The purpose of the Plan is to enable us to offer our employees, officers, directors, and consultants whose past, present and/or potential contributions to us have been, are or will be important to our success, an opportunity to share monetarily in our success and/or acquire a proprietary interest in us. The various types of incentive awards that may be provided under the Plan are intended to enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of our business.
All employees, officers, directors and consultants of ours will be eligible to be granted awards under the Plan. An incentive stock option may be granted under the Plan only to a person who, at the time of the grant, is an employee of ours. No allocations of shares that may be subject to awards have been made in respect of the executive officers or any other group. All awards will be subject to the recommendations of a committee designated by our board of directors and approval by such committee.
A summary of the principal features of the Plan is provided below, but is qualified in its entirety by reference to the full text of the Plan, which can be found in the Company’s filings on www.sec.gov.
Administration
The Plan is administered by a committee of our board of directors comprised of at least two “outside directors,” as defined in the regulations issued under Section 162(m) of the IRC. Subject to the provisions of the Plan, the committee determines, among other things, the persons to whom from time-to-time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.
Stock Subject to the Plan
Shares of stock subject to other awards that are forfeited or terminated will be available for future award grants under the Plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, the shares surrendered by the holder or withheld by the Company will not be available for future award grants under the Plan.

Under the Plan, on a change in the number of shares of our common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock forward split or reverse split or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the terms of the outstanding award may be proportionately adjusted.
Eligibility
We may grant awards under the Plan to employees, officers, directors and consultants who are deemed to have rendered, or to be able to render, significant services to us and who are deemed to have contributed, or to have the potential to contribute, to our success. An “incentive stock option” as defined in Section 422 of the IRC, may be granted under the Plan only to a person who, at the time of the grant, is an employee of ours.
Types of Awards
Options.   The Plan provides both for incentive stock options, and for options not qualifying as incentive options, both of which may be granted with any other stock based award under the Plan. Options granted under the Plan may qualify for treatment as incentive stock options and awards under the Plan may constitute performance-based compensation not subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”). The committee determines the exercise price per share of Common Stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of our common stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of Common Stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year (under all of our plans), measured at the date of the grant, may not exceed $100,000 or such other amount as may be subsequently specified under the IRC or the regulations thereunder.
An incentive stock option may only be granted through July 6, 2031 and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of our stock. Subject to any limitations or conditions the committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in our securities or in combination of the two.
Generally, stock options granted under the Plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable, during the holder’s lifetime, only by the holder, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the committee, may transfer a non-qualified stock option by gift to a family member of the holder, by domestic relations order to a family member of the holder or by transfer to an entity in which more than 50% of the voting interests are owned by family members of the holder or the holder, in exchange for an interest in that entity.
Generally, if the holder is an employee, no stock options granted under the Plan may be exercised by the holder unless he or she is employed by us or a subsidiary of ours at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of 12 months or such other greater or lesser period as the committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter.
Similarly, should a holder die while employed by us, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the board or the committee may determine or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated due to normal retirement, the holder may still exercise his vested stock options for a period of 12 months from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated by us without cause, then the portion of any stock option that is vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the committee may determine but not beyond the balance of the stock option’s term.
Stock Appreciation Rights.   Under the Plan, we may grant stock appreciation rights to Plan participants who have been, or are being, granted stock options under the Plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash, or we may grant them alone and unrelated to an option. In conjunction with nonqualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right will not affect the number of shares of common stock available for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.
Restricted Stock.   Under the Plan, we may award shares of restricted stock either alone or in addition to other awards granted under the Plan. The board or the committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price if any to be paid for the restricted stock by the person receiving the stock from us, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.
Restricted stock awarded under the Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of, other than to us, during the applicable restriction period. In order to enforce these restrictions, the Plan requires that all shares of restricted stock awarded to the holder remain in our physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. Other than regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute, we will retain custody of all distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a shareholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute on the restricted stock and the right to vote the shares.
Restricted Stock Units.   Under the Plan, we may award restricted stock units, which are an unfunded, unsecured right to receive, on the applicable settlement date, one share or an amount in cash or other consideration determined by the Committee to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions. Restricted stock units may be awarded either alone or in addition to other awards granted under the Plan. The board or committee determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to deferral or forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock units. The holder will have no rights of a shareholder with respect to shares subject to any restricted stock unit unless and until the shares are delivered in settlement of the restricted stock unit. If the committee provides, a grant of restricted stock units may provide the holder with the right to receive dividend equivalents. Dividend equivalents may be paid currently or credited to an account for the holder, settled in cash or shares and subject to the same restrictions on transferability and forfeitability as the restricted stock units with respect to which the dividend equivalents are granted.

Other Stock-Based Awards.   Under the Plan, we may grant other stock-based awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the Plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the Plan or any of our other plans.
Performance Awards.   Under the Plan, we may grant performance awards that consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the award period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an award period. The award period shall be two or more fiscal or calendar years as determined by the committee. Subject to the Plan, payments of earned performance awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the committee. The committee, in its sole discretion, may define, and set forth in the applicable award agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.
Accelerated Vesting and Exercisability.   The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, no accelerated vesting of any Options or Stock Appreciation Rights outstanding on the date of such Change in Control shall occur. n Option may, but need not, include a provision by which the Participant may elect to exercise the Option in whole or in part prior to the date the Option is fully vested. The provision may be included in the Award Agreement at the time of grant of the Option or may be added to the Award Agreement by amendment at a later time. In the event of an early exercise of an Option, any shares of Common Stock received shall be subject to a special repurchase right in favor of the Company with terms established by the Board. The Board shall determine the time and/or the event that causes the repurchase right to terminate and fully vest the Common Stock in the Participant. Alternatively, in the sole discretion of the Board, one or more Participants may be granted stock purchase rights allowing them to purchase shares of Common Stock outright, subject to conditions and restrictions as the Board may determine.
Repurchases.   The committee may at any time offer to repurchase a stock option previously granted, at a purchase price not to exceed the repurchase value and under such terms and conditions as the committee shall establish and communicate to the holder of stock at the time of the offer.
Other Limitations.   The committee may not modify or amend any outstanding option or stock appreciation right to reduce the exercise price of such option or stock appreciation right, as applicable, below the exercise price as of the date of grant of such option or stock appreciation right. In addition, no payment of cash or other property having a value greater than the repurchase value may be made, and no option or stock appreciation right with a lower exercise price may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right.
Withholding Taxes
Upon the exercise of any award granted under the Plan, the holder may be required to remit to us an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of common stock.

Term and Amendments
Unless terminated by the board, the Plan shall continue to remain effective until no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until ten years from the date of shareholder approval of Moving iMage Technologies 2019 Incentive Plan. The board may at any time, and from time to time, amend the Plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the Plan without the holder’s consent.
Federal Income Tax Consequences
The following discussion of the federal income tax consequences of participation in the Plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.
Incentive Stock Options.   Participants will recognize no taxable income upon the grant of an incentive stock option. The participant generally will realize no taxable income when the incentive stock option is exercised. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. We will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.
If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above, the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price paid for the shares; and we will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.
Non-Qualified Stock Options.   With respect to non-qualified stock options:
•
upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of our common stock on the date of grant;

•
upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and we will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

•
we will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.
If the shares acquired upon exercise of a non-qualified stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under Section 83(b) of the IRC to elect to be taxed on the receipt of shares, and we will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

Stock Appreciation Rights.   Upon the grant of a stock appreciation right, the participant recognizes no taxable income and we receive no deduction. The participant recognizes ordinary income and we receive a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon the exercise.
Restricted Stock.   A participant who receives restricted stock will recognize no income on the grant of the restricted stock and we will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. A participant’s shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16(b) of the Securities Exchange Act of 1934. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.
A participant may elect under Section 83(b) of the IRC, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.
On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.
Whether or not the participant makes an election under Section 83(b), we generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in the taxable year in which the income is included in the participant’s gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.
Dividends paid on restricted stock that is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by us subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by us.
Restricted Stock Units.   A participant who receives restricted stock units generally will recognize no income upon the grant of restricted stock units. Instead, a participant will recognize as ordinary income, and we receive a corresponding deduction, any cash delivered and the fair market value of any common stock delivered in payment of an amount due under the restricted stock unit. The income recognized by the participant will be subject to applicable withholding tax requirements. Upon selling any common stock received by a participant in payment of an amount due under a restricted stock unit, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common stock and the participant’s tax basis in the common stock (i.e., the ordinary income recognized by the participant).
Other Stock-Based Awards.   The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.
Section 162(m) Limits.   Section 162(m) of the IRC places a limit of $1,000,000 on the amount of compensation that a publicly traded company may deduct in any one year with respect to each of its chief executive officer and 4 most highly paid executive officers. Certain performance-based compensation approved by shareholders is not subject to the deduction limit. The Plan is qualified such that awards under the Plan may constitute performance-based compensation not subject to Section 162(m) of the IRC. One of the requirements for equity compensation plans is that there must be a limit to the number of options and/or stock appreciation rights and shares granted to any one individual under the Plan. The maximum amount payable pursuant to that portion of a cash award granted under the Plan for any fiscal year to any participant that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the IRC may not exceed $500,000.
Certain Awards Deferring or Accelerating the Receipt of Compensation.   Section 409A of the IRC, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the Plan may become immediately taxable. Stock appreciation rights and deferred stock awards that may be granted under the Plan may constitute deferred compensation subject to the Section 409A requirements.
It is our intention that any award agreement governing awards subject to Section 409A will comply with these rules.
New Plan Benefits
The benefits or amounts that will be received by or allocated to any executive officers or employees under the Plan are not currently determinable since no specific grants have been decided upon and no grants will be made prior to the Plan’s adoption.
STOCKHOLDER PROPOSALS
Stockholders wishing to include proposals in the proxy materials in relation to our 2023 Annual Meeting of Stockholders must submit the same in writing, by mail, first-class postage pre-paid, to the Company’s Corporate Secretary, which must be received at our executive office on or before October 3, 2022 (unless we hold our annual meeting more than 30 days earlier next year, in which case the deadline will be a reasonable period of time prior to the date we begin to print and send our proxy materials for the annual meeting). Our Board of Directors will review any stockholder proposals that are filed as required and, with the assistance of our Corporate Secretary, will determine whether such proposals meet the criteria prescribed by Rule 14a-8 under the Exchange Act for inclusion in our 2022 proxy solicitation materials or consideration at the 2023 Annual Meeting. If the stockholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.
To be eligible for consideration at the 2023 Annual Meeting of Stockholders, any proposal that is a proper subject for consideration which has not been submitted by the deadline for inclusion in the proxy statement (as set forth above) and any nomination for director must comply with the procedures specified in our Bylaws. These procedures require, among other things, that any such proposal or nomination be received by the Corporate Secretary not less than 120 but no more than 150 calendar days in advance of the one year anniversary of the previous year’s annual meeting of stockholders. For the 2023 Annual Meeting of Stockholders, proposal must be received between September 27, 2022 and October 27, 2022. Any stockholder considering submitting a nominee or proposal for action at our 2023 Annual Meeting of Stockholders is directed to the Company’s Bylaws, which contain additional requirements as to submission of nominations for directors or proposals for stockholder action. Copies of the Bylaws may be obtained upon request to the Company’s Corporate Secretary. Stockholder proposals or nominations must include the specified information concerning the stockholder and the proposal or nominee as described in our Bylaws.
All submissions to, or requests of, the Corporate Secretary should be made to Moving iMage Technologies, Inc., 17760 Newhope Street, Fountain Valley, CA 92708.

OTHER MATTERS
Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.
ANNUAL REPORT
A copy of our Annual Report on Form 10-K for the year ended June 30, 2021 (the “2021 Form 10-K”), is available on our website (http://www. Movingimagetech.com). We will provide copies of the exhibits to the 2021 Form 10-K upon payment of a nominal fee to cover the reasonable expenses of providing those exhibits. Requests should be directed to our Corporate Secretary by phone at (714) 751-7998 or by mail to Moving iMage Technologies, Inc. 17760 Newhope Street, Fountain Valley, CA 92708. The 2021 Form 10-K and the exhibits thereto also are available free of charge from the SEC’s website (http:// www.sec.gov.). The Annual Report is not to be considered as proxy solicitation material.
By Order of the Board of Directors,

January 31, 2022	Phil Rafnson President and Chief Executive Officer

* SPECIMEN *1 MAIN STREETANYWHERE PA 99999-9999VOTE ON INTERNETGo to www.vstocktransfer.com/proxyand log-on using the below control number.Voting will be cut off at 11:59 pm ESTFebruary 23, 2022.CONTROL #VOTE BY EMAILMark, sign and date your proxy card andsend it to vote@vstocktransfer.com.VOTE BY FAX Mark, sign and date your proxy card and fax it to 646-536-3179. VOTE BY MAILMark, sign and date your proxy card andreturn it in the envelope we have provided.VOTE IN PERSONIf you would like to vote in person, pleaseattend the Annual Meeting to be held at ouroffices at 17760 Newhope Street, Suite B,Fountain Valley, California, 92708 on February24, 2022 at 10:00 a.m. PST. Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope. Annual Meeting Proxy Card - Moving iMage Technologies, Inc. DETACH PROXY CARD HERE TO VOTE BY MAIL(1) Election of Directors: FOR ALL NOMINEES LISTED BELOW(except as marked to the contrary below) WITHHOLD AUTHORITY TO VOTE FORALL NOMINEES LISTED BELOW INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKEA LINE THROUGH THE NOMINEES' NAMES BELOW: 01 Phil Rafnson 02 Bevan Wright 03 Katherine D. Crothall, Ph.D. 04 John C. Stiska 05 Scott Anderson (2) To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscalyear ending June 30, 2022; VOTE FOR VOTE AGAINST ABSTAIN (3) To approve an amendment to the Moving iMage Technologies 2019 Omnibus Incentive Plan increasing the number ofshares issuable under the plan from 750,000 to 1.5 million. VOTE FOR VOTE AGAINST ABSTAINDate Signature Signature, if held jointly Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor,administrator, trustee or guardian, please give full title as such. If corporation, please sign the corporate name by the president or other authorized officer.If a partnership, please sign in the partnership name by an authorized person. * SPECIMEN * AC:ACCT9999 90.00

MOVING IMAGE TECHNOLOGIES, INC.Annual Meeting of StockholdersFebruary 24, 2022 MOVING IMAGE TECHNOOGIES, INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and hereby appoints Phil Rafnson with full power of substitution, proxy with power of substitution and hereby authorizes him to represent and to vote, as designated below, all of the shares of common stock of the Company held of record by the undersigned on January 24, 2022 at the Annual Meeting of Stockholders to be held on February 24, 2022 at 10:00 a.m. local time (or 1:00 p.m. Eastern Standard Time) at our offices at 17760 Newhope Street, Suite B, Fountain Valley, California, 92708, and at all postponements or adjournments thereof, with all powers the undersigned would possess if personally present. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted FOR all listed nominees as directors, FOR Proposals 2 and 3, and in the case of other matters that legally come before the meeting, as said proxy(s) may deem advisable.Please check here if you plan to attend the Annual Meeting of Stockholders on February 24, 2022 at 10:00 a.m. local time.(Continued and to be signed on Reverse Side)